Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. § 1350)

     In connection with the annual report of the Oriental Group CODA Profit Sharing Plan (the “Plan”) on Form 11-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Norberto González, Executive Vice President and Acting Chief Financial Officer of Oriental Financial Group Inc., hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the net assets available for the benefits of the Plan and the changes in such net assets of the Plan.

     In witness whereof, I execute this certification in San Juan, Puerto Rico, this 30th day of June, 2004.

/s/ Norberto González
Norberto González, C.P.A.
Executive Vice President and
Acting Chief Financial Officer